                                                                      EXHIBIT D


                               PURCHASE AGREEMENT
                               ------------------

         THIS PURCHASE AGREEMENT is made and entered into as of the 24 day of September, 1996, by and among BOARDWALK CASINO, INC., a Nevada corporation ("Seller"), NORBERT W. JANSEN, individually and as trustee under an agreement dated July 14, 1993 ("Jansen"), and DIVERSIFIED OPPORTUNITIES GROUP LTD., an Ohio limited liability company, or its nominee as described in Section 27 ("Purchaser").

                                    RECITALS
                                    --------

         Seller desires to sell to Purchaser certain Shares (as hereinafter defined) and issue to Purchaser a convertible subordinated note in the principal amount of $5,000,000 (the "Note"), and Purchaser desires to acquire the Shares and the Note from Seller.

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing Recitals and of the warranties, representations, agreements and undertakings hereinafter set forth, the parties hereto do hereby represent, warrant, covenant and agree as follows:

         1.       CERTAIN DEFINITIONS
                  -------------------

         For the purposes of this Agreement, the terms defined in this Section 1 shall have the meanings set out below. All capitalized terms not defined in this
Section 1 shall have the meanings ascribed to them in other parts of this Agreement.

                  (a) "Closing Date" shall mean September 25, 1996, as of the close of business, or such other date as to which the parties may agree in writing.

                  (b) "Closing" shall mean the closing on the Closing Date of the purchase and sale transaction contemplated by this Agreement.

                  (c) "Annual Statement" shall mean Seller's Balance Sheet at September 30, 1995 and the accompanying Statements of Income (Loss), Statements of Cash Flows and Statements of Shareholders' Equity for Seller's two fiscal years then ended, together with the schedules and notes related thereto, accompanied by the applicable report of Coopers & Lybrand L.L.P., Certified Public Accountants, as filed with the Securities and Exchange Commission ("SEC").

                  (d) "Interim Statement" shall mean Seller's unaudited Balance Sheet at June 30, 1996 and the accompanying Statements of Operations and Statements of Cash Flow for the 9-month period then ended, together with the notes relating thereto, as filed with the SEC.

                  (e) "Financial Statements" shall mean the Annual Statement and Interim Statement.

                  (f) "Material Adverse Effect" shall mean any event which would, in the aggregate, have a material adverse effect upon the business, assets, financial condition or results of operations of Seller on a consolidated basis.

                  (g) "Purchaser Material Adverse Effect" shall mean any event which would, in the aggregate, have a material adverse effect upon the business, assets, financial condition or results of operations of Purchaser.

                  (h) "Shares" shall mean shares of Seller's Common Stock, $.001 par value.

         2.       PURCHASE AND SALE; PRICE
                  ------------------------

                  Seller agrees to issue and sell to Purchaser, as the case may be, and Purchaser agrees to purchase from Seller, the Note and certain of the Shares for the purchase price and upon and subject to the terms, provisions and conditions hereinafter set forth.

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                  (a) ISSUANCE OF NOTE. Seller shall issue and Purchaser shall purchase the Note. The Note shall be in substantially the form and substance of Exhibit A attached hereto and incorporated herein by reference. The Note shall contain, among other things, interest at a variable rate per annum equal to Purchaser's costs of funds (estimated at LIBOR + 2.25%) (the "Charged Rate"). Each change in the Charged Rate shall result immediately, without notice or demand of any kind, in a corresponding change in the interest rate under the Note, effective with respect to the periods on or after the date of such change. Interest due on the Note shall be payable on a quarterly basis. The principal of the Note shall be due and payable on the second anniversary of the Closing Date and shall, commencing on the receipt from the Nevada Gaming Commission (the "Commission") and the Nevada State Gaming Control Board (the "Gaming Board") and the authorities of Clark County, Nevada (the Commission, the Gaming Board and the Clark County Authorities are collectively referred to as the "Nevada Gaming Authorities") of all requisite licensing, findings of suitability or other approval required in accordance with Nevada law ("Licensing Approval"), be convertible into Shares at a conversion price of $7.50 per share. The Note shall be secured by a second priority lien on the Collateral, as such term is defined in that certain Indenture dated as of April 7, 1995 between Seller and Shawmut Bank, N.A., Trustee for $40,000,000 16.5% First Mortgage Notes Due March 31, 2005 (the "Indenture"). This second priority lien shall be evidenced by a Deed of Trust and Security Agreement in substantially the form and substance of Exhibit B attached hereto and incorporated herein by reference.

                  (b) PURCHASE OF SHARES. Seller shall sell and Purchaser shall purchase 571,429 Shares at a price of $7.00 per Share for a total purchase price of $4,000,000.

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                  (c) ACQUISITION OF AND OPTION FOR JANSEN SHARES. Pursuant to
an Option and Proxy Agreement to be entered into between Purchaser and Jansen (the "Option Agreement"), Purchaser shall have the obligation to acquire certain Shares owned by Jansen and the right to acquire certain Shares owned by Jansen. The Option Agreement shall be in substantially the form and substance of Exhibit C attached hereto and incorporated herein by reference.

                  (d) PAYMENT OF PURCHASE PRICE. The purchase price of $5,000,000 for the Note and $4,000,000 for the Shares pursuant to Sections 2(a) and 2(b) above, shall be paid by Purchaser to Seller by wire transfer or by certified or bank check at the Closing.

         3.       AGREEMENTS REGARDING REGISTRATION OF SHARES AND
                  -----------------------------------------------
                  BOARD REPRESENTATION.
                  ---------------------

                  (a) At or prior to the Closing, Purchaser and Seller shall execute and deliver a Registration Agreement (the "Registration Agreement") in substantially the form and substance of Exhibit D attached hereto and incorporated herein by reference. The Registration Agreement shall provide for the registration of all Shares acquired by Purchaser as contemplated hereunder, including those acquired by conversion of the Note or pursuant to the Option Agreement.

                  (b) Within seven (7) days following the earlier to occur of
(i) receipt of a favorable ruling letter from the Gaming Board, satisfactory to Purchaser and Seller, each in the exercise of its reasonable business judgment, with respect to the transactions contemplated by this Agreement, or (ii) Purchaser having obtained Licensing Approval, Seller's Board of Directors (the "Board") shall be expanded to six persons, one of whom shall be Jeffrey P. Jacobs ("Jacobs"). Subject to Purchaser having obtained Licensing Approval, at such time as Purchaser shall have acquired a total of 1,000,000 or more Shares from Jansen pursuant to the Option Agreement, the Board shall be expanded to seven members and Purchaser shall be entitled to nominate the additional Board member.

         4.       REPRESENTATIONS AND WARRANTIES BY SELLER AND JANSEN.
                  ----------------------------------------------------

                  As a material inducement to Purchaser to enter into this Agreement, Seller and Jansen, jointly and severally, represent, warrant to and, where applicable, covenant with Purchaser that as of the date hereof and as of the Closing Date (it being acknowledged, however, that the representations and warranties being made by Jansen are being made to the best of his actual knowledge):

                  (a) DUE ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has full corporate power and authority to own its properties and to carry on its business as it is now being conducted, is duly qualified to do business and is in good standing in all jurisdictions in which it is required to be so qualified, except where the failure to so qualify or be in good standing would not, in the aggregate, result in a Material Adverse Effect. Seller has received all necessary authorizations, consents, licenses and approvals of the Nevada Gaming Authorities, and other governmental authorities material to the ownership of its properties and assets and to the conduct of its business.

                  (b) POWER AND AUTHORITY; NO CONFLICTS. Seller has full power and authority (corporate or otherwise) to enter into and carry out the terms of this Agreement. The execution and delivery by Seller of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby by Seller have been duly authorized by the requisite vote of the Board of Seller. This Agreement has been duly and validly executed by Seller and constitutes, and when executed and delivered, each other document

                                       -5-


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and instrument to be executed and delivered by Seller pursuant hereto, will constitute, a valid and binding agreement of Seller enforceable against it in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not, (i) violate any provision of the Articles of Incorporation, as amended, of Seller, or the Bylaws of Seller, (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which Seller is subject or by which Seller is bound, or (iii) violate or conflict with or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under, any term or provision of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which any of its assets or properties may be bound or affected. Except for required approvals of the Nevada Gaming Authorities, no consent, approval, authorization or action by any other federal, state, local or foreign governmental agency, instrumentality, commission, authority, board or body (collectively, "Governmental Agency") or any other third party is required in connection with the execution and delivery by Seller of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated herein or therein.

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                  (c) CAPITAL STRUCTURE. The authorized capital stock of Seller as of September 11, 1996 consists solely of Fifteen Million (15,000,000) Shares, of which 6,608,000 are issued and outstanding, and Fifteen Million (15,000,000) shares ("Preferred Shares") of a preferred class, $.001 par value, none of which Preferred Shares are issued and outstanding. No Shares or Preferred Shares are held as treasury shares. All of the outstanding shares of capital stock of Seller have been duly authorized and validly issued and are fully paid and nonassessable and free from preemptive rights. Schedule 4(c) sets forth a list of each stock option, warrant or other right to acquire securities of Seller (an "Option") outstanding on the date of this Agreement. There are no outstanding options, warrants, convertible securities, subscriptions or other rights or agreements providing for the issuance or delivery of any additional shares of capital stock of Seller, except the Options.

                  (d) VALID ISSUANCE OF SHARES. The Shares that are being purchased hereunder, when issued, sold and delivered in accordance with the terms of this Agreement and the Option Agreement, for the consideration expressed herein and therein, will be duly and validly issued, fully paid and nonassessable. The Shares issuable upon conversion of the Note have been duly and validly reserved for issuance, and when issued upon conversion, will be duly and validly issued, fully paid and nonassessable.

                  (e) SUBSIDIARIES. Seller has no subsidiaries, either wholly or partially owned.

                  (f) SEC DOCUMENTS. Seller has made available to Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Seller with the SEC since March 31, 1994 (as such documents have since the time of their filing been amended, the "Seller SEC Documents") which are all of the documents (other than preliminary material) that Seller was required to file with the SEC since such date. As of their respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Documents, and none of the Seller SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the Seller SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Seller as at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. To the best of its knowledge Seller is not now, nor has it ever been, the subject of any inquiry or other investigation by the SEC ("SEC Investigation"), nor, to the best knowledge of Seller, is any such SEC Investigation pending or threatened.

                  (g) TITLE TO ASSETS. Seller has good, marketable and valid title in and to all of its assets, including all real, personal and intangible property, and, except for the lien created by the Indenture and as set forth on
Schedule 4(g), holds its assets free and clear of any mortgage, conditional sale agreement, title retention agreement, security interest, lease, pledge, hypothecation, lien or other encumbrance.

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                  (h) CONDITION OF ASSETS. All of the assets (whether owned or leased) that are necessary for the conduct of the business of Seller are in normal operating condition, free from defects other than such minor defects as do not materially interfere with the continued use thereof in normal operations.

                  (i) INSURANCE. Seller (a) maintains insurance policies with licensed insurance carriers on such assets, properties and businesses and against such risks as is customary for companies engaged in its business, or (b) has reserved on the Financial Statements sufficient funds to cover all losses known to it arising from such risks. Schedule 4(i) sets forth a list and brief description (specifying the insurer and describing each pending claim thereunder) of all policies, binders or reserves of fire, liability, workers' compensation, vehicular and other insurance or self-insurance held by or on behalf of Seller. All such policies are in full force and effect and insure against risks and liabilities to an extent and in a manner customary in the industry in which Seller operates. Except for claims identified on Schedule 4(i), there are no outstanding unpaid claims under any such policy, binder or reserve. Except as set forth on Schedule 4(i), there will be no liability of Seller, as of the Closing Date, under any such insurance policy or ancillary agreement with respect thereto in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date. Seller has received no notice of cancellation or nonrenewal of any such policy or binder. There is no inaccuracy in any application for such policies or binders, or any failure to pay premiums due.

                  (j) DIVIDENDS AND DISTRIBUTIONS. From December 31, 1995 to the date hereof, Seller has not declared or paid any dividends on any Shares or Preferred Shares, nor has it made any other payments or distributions thereon to its shareholders.

                  (k) SELLER DATA. Seller has made available to Purchaser its corporate minutes, articles and bylaws, books and records, all material contracts, summaries of all loans and all leases, evidence of all bank accounts, an accurate and complete list of each insurance policy currently providing coverage for the real and personal property owned, operated or leased together with copies of such policies, information regarding employee compensation and benefit plans, a list of all outstanding workers compensation and unemployment claims, all licenses and permits that Seller has with respect to its operations, and all outstanding citations or complaints relating to environmental, health or safety laws or regulations (collectively, the "Seller Data"). Seller acknowledges that Purchaser has relied on the Seller Data in deciding to execute this Agreement and consummate the transactions contemplated hereby.

                  (l) UNDISCLOSED LIABILITIES. Seller has no liabilities or obligations of any nature, secured or unsecured (absolute, accrued, contingent or otherwise and whether due or to become due), which would result in a Material Adverse Effect, except (i) liabilities and obligations that are fully reflected, reserved against or disclosed in the Financial Statements, and (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice.

                  (m) INVESTIGATION OR LITIGATION. Except as set forth on
Schedule 4(m), there is no investigation or review pending or to the best knowledge of Seller threatened by the Nevada Gaming Authorities or any other Governmental Agency or other party or person with respect to Seller; nor have the Nevada Gaming Authorities or any other Governmental Agency or other party or person indicated in writing to Seller an intention to conduct any such investigation or review; nor, to the knowledge of Seller, is there any valid basis for any such investigation or review. Except as set forth on Schedule 4(m), there is no claim, action, suit or proceeding pending before or, to the best knowledge of Seller, threatened against or affecting Seller at law or in equity by, the Nevada Gaming Authorities or any other Governmental Agency or other party or person, nor is there, to the best knowledge of Seller, any valid basis for any such claim, action, suit or proceeding.

                  (n) CERTAIN AGREEMENTS. Except as disclosed in the Seller SEC Documents filed prior to the date of this Agreement or in Schedule 4(n) as of the date of this Agreement, Seller is not a party to any oral or written (i) consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of Seller, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, any of the Plans (as defined in Section 4(o)), restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (o) EMPLOYEE BENEFITS.

                           (i) Schedule 4(o) contains a true and complete list
of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, retirement or other employee benefit plan, program, practice, agreement or arrangement, including, without limitation, each "employee benefit plan" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), sponsored, maintained, contributed to or required to be contributed to by Seller or any trade or business, whether or not incorporated (an "ERISA Affiliate"), whose employees would, for the purposes of applying certain provisions of the

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Internal Revenue Code of 1986, as amended (the "Code"), be aggregated with the employees of Seller under Section 414(b), (c), (m), (n) and/or (o) of the Code or which would be deemed to be a member of a "controlled group" within the meaning of section 4001(a)(14) of ERISA of which Seller is also a member, for the benefit of current or former employees or directors of Seller and/or such ERISA Affiliate (the "Plans"). Seller has delivered or made available to Purchaser true and complete copies of all documents, as they may have been amended to the date hereof, embodying or relating to the Plans.

                           (ii) Each of the Plans has been operated and
administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code. No violation of Section 404 of ERISA has occurred with respect to any Plan.

                           (iii) There are no pending, or to the best knowledge
of Seller, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

                  (p) LABOR MATTERS. Seller has not entered into any collective bargaining agreements or any other agreements with any labor organization or any other person or group claiming to represent or bargain collectively for any of Seller's employees. There are no unfair labor practice charges, lawsuits, grievances or administrative charges pending or to the best knowledge of Seller threatened, concerning or affecting Seller. Seller has received no written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that Seller is not in compliance, in all material respects, with all federal, state and local laws and regulations with respect to employment, employment practices and terms and conditions of employment.

                  (q) TAXES. Seller has (i) timely filed all tax returns, schedules, declarations, and tax-related documents including, without limitation, all Forms 5500 pertaining to the

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Plans (collectively, "Returns") required to be filed in any jurisdictions to which it is or has been subject, (ii) timely paid in full all taxes, interest and penalties with respect thereto subject to audit by the taxing authorities by such jurisdictions and timely made all deposits of tax required by all applicable taxing jurisdictions, (iii) fully accrued on its books an amount sufficient to pay all taxes not yet due but related to operations through the date hereof and will have accrued all taxes not yet due but which will become due through the Closing Date, (iv) made timely payments of all taxes required to be deducted and withheld from the wages paid to employees, and (v) otherwise satisfied, in all material respects, all legal requirements applicable to it with respect to all aforementioned obligations to taxing jurisdictions. All Returns filed by Seller accurately reflect in all material respects their income, expenses, deductions, credits and loss carryovers and the taxes due and are otherwise accurate and complete in all material respects and have not been amended. Seller has delivered to Purchaser true and complete copies of all federal and state income and franchise tax returns for each of the taxable years ended September 30, 1993 through September 30, 1995, inclusive. Seller has no knowledge that an audit of any of the federal income tax returns of Seller is in progress and has no reason to believe that any such audit is contemplated. For purposes of this Section, "tax" and "taxes" (when not modified by other words such as "income" or "franchise") shall include all income, gross receipts, franchise, excise, real and personal property, and other taxes imposed by any federal, state, municipal, local, or other governmental agency, including assessments in the nature of taxes.

                  (r) ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, Seller has not suffered any Material Adverse Effect.

                  (s) CONDUCT OF BUSINESS. Except as shown on Schedule 4(s), since the close of business on June 30, 1996, Seller has not, and prior to the Closing Date will not have, without the prior written consent of Purchaser:

                      (i) Issued, sold, redeemed, reclassified or purchased any Shares or Preferred Shares or other corporate securities, warrants or debt instruments or granted any Options or other rights in connection therewith, except in connection with the exercise of warrants outstanding as of June 30, 1996.

                      (ii) Incurred, paid or settled any obligations, commitments or liabilities, absolute, accrued, contingent or otherwise, which would result in a Material Adverse Effect, except obligations, commitments or liabilities to perform sales contracts, purchase orders or similar commitments, in each case incurred, paid or settled in normal amounts and in the regular and ordinary course of Seller's business.

                      (iii) Incurred any continuing contract or commitment or other liability for the future purchase of materials, supplies or equipment which is not in the regular and ordinary course of the business, or any contracts or commitments for capital expenditures in excess of Twenty-Five Thousand Dollars ($25,000) individually or One Hundred Thousand Dollars ($100,000) in the aggregate.

                      (iv) Conducted its business other than in the regular and ordinary course thereof.

                      (v) Sold, assigned, transferred, encumbered or granted a security interest in respect of any of its assets.

                      (vi) Entered into any pension, retirement, deferred compensation, profit sharing, bonus, retainer, consulting, welfare or incentive compensation plan or arrangement, or any contract, or any fringe or other benefits or arrangements, of, with or for any officer, director, employee or any other person; or granted any increase in the compensation payable, or to become payable, by Seller to any of its officers, directors, employees or other persons (other than customary merit increases of nonofficers), or in any bonus, insurance, pension or other benefit plan made for or with any of them.

                      (vii) Terminated any material contract, agreement, license or other instrument to which it is a party other than in the regular and ordinary course of business.

                      (viii) Changed its Articles of Incorporation, Bylaws or any aspect of its corporate structure.

                      (ix) Agreed to do any of the things or made any commitment to take any of the types of action specified in (i) through (viii) above.

                  (t) LEGAL COMPLIANCE. Seller has complied in all material respects with all applicable laws, rules, regulations, and ordinances of any Governmental Agency (including, without limitation, all laws and regulations of the Nevada Gaming Authorities) having jurisdiction, any trademark, tradename or copyright rules and regulations, and any zoning, occupational safety or environmental protection laws or any laws relating to the employment of labor. Seller is not in violation of, or in default under, any terms or provisions of any mortgage, indenture, security agreement, lease, license, contract, agreement, instrument, order, arbitration award, judgment, injunction or decree (other than violations or defaults which individually or in the aggregate would not result in a Material Adverse Effect). Seller has not received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that the business of Seller is or has been conducted in violation of any law, ordinance, regulation, order, decree, judgment or injunction. Except as disclosed on Schedule 4(t), Seller has not received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that it has not obtained all permits, licenses and other authorizations which relate to the assets or the business of Seller. Seller has not received any written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that it is not in compliance in all material respects with all material terms and conditions of such permits, licenses and authorizations.

                  (u) ENVIRONMENTAL PROTECTION.

                           (i) Seller is in compliance with all Environmental
Laws (as hereinafter defined) applicable to the business of Seller. Seller has disclosed to Purchaser all outside consultants' reports, internal memoranda, legal documents and any other information, written or otherwise (including without limitation, phase 1 and phase 2 reports) in Seller's possession relating to its and their compliance with all Environmental Laws.

                           (ii) "Environmental Laws" means all U.S. federal,
state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).

                  (v) COPYRIGHTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 4(v) contains an accurate and complete list of all material copyrights, trademark registrations, trademark applications, service marks, trade names and assumed names used in Seller's business. Seller has not received written notice nor has there been any proceeding or adjudication questioning whether or alleging or determining that the use thereof by Seller infringes on or conflicts with any existing patents, trademarks or copyrights or any other rights of any person. Seller has not received any written notice of any material claim of a third party to the use of any such names.

                  (w) CONTRACTS. Except for employment arrangements disclosed on
Schedule 4(n), each contract and commitment (whether written or oral) that individually involves potential future payments by or to Seller of $50,000 or more is disclosed on Schedule 4(w) (except as otherwise indicated therein) and copies of such written contracts or commitments have been provided to Purchaser. Seller is not, nor has it been during the past three years, a partner in any partnership or a party to any joint venture.

                  (x) FULL DISCLOSURE. There is no fact known to Seller which has not been disclosed to Purchaser in writing, that has caused, or would reasonably be anticipated to result in, a Material Adverse Effect.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to Seller to enter into this Agreement, Purchaser represents, warrants to and, where applicable, covenants with Seller that as of the date hereof and as of the Closing Date:

                  (a) DUE ORGANIZATION. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Ohio, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted.

                  (b) POWER AND AUTHORITY; NO CONFLICTS. Purchaser has the requisite power and authority to enter into and carry out the terms of this Agreement. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto and the consummation of the transactions contemplated hereby and thereby by Purchaser have been duly authorized by all necessary action of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Purchaser will constitute, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and except to the extent that the enforceability of rights and remedies may be limited by general principles of equity. The execution and delivery of this Agreement does not, and, subject to any requisite governmental or other consents or approvals (including, without limitation, Licensing Approval of the Nevada Gaming Authorities), the consummation of the transactions contemplated hereby and thereby will not, (i) violate any provision of the Articles of Organization or the Operating Agreement of Purchaser, or (ii) violate or conflict with any law, ordinance, rule, regulation, order, judgment or decree to which Purchaser is subject or by which Purchaser is bound (other than violations or conflicts which individually or in the aggregate would not have a Purchaser Material Adverse Effect or which would not prevent or delay the consummation of the transactions contemplated hereby). Except for any required Licensing Approval of the Nevada Gaming Authorities, no consent, approval, authorization or action by any Governmental Agency or any other third party is required in connection with the execution and delivery by Purchaser of this Agreement and the other documents and instruments to be executed and delivered by Purchaser pursuant hereto or the consummation by Purchaser of the transactions contemplated herein or therein.

                  (c) INVESTMENT PURPOSE. The Shares and the Note being acquired by Purchaser pursuant to this Agreement and the Option Agreement are being acquired for Purchaser's own account and not with the view to or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. Purchaser understands that the Shares have not been registered under the 1933 Act by reason of their contemplated issuance in a transaction believed to be exempt from the registration and prospectus delivery requirements of the 1933 Act pursuant to Section 4(2) thereof, and in transactions believed to be exempt from the registration and/or qualification provisions of the appropriate state securities laws. Purchaser has such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing or acquiring the Shares. Purchaser is an accredited investor as defined in Regulation D promulgated under the 1933 Act. Purchaser has not been formed solely for the purpose of consummating the transactions contemplated hereby.

         6.       CLOSING

                  The Closing hereunder shall take place at 10:00 a.m. on the Closing Date at the offices of Hahn Loeser & Parks, 3300 BP America Building, 200 Public Square, Cleveland, Ohio 44114.

         7.       UNDERTAKINGS.

                  (a) Prior to the date hereof, Purchaser and its agents and representatives commenced and, from and after the date hereof, shall be permitted to continue Purchaser's due diligence review of Seller, in anticipation of the Closing, and shall have full access to all relevant information regarding Seller, its assets, the business and the Shares to determine that all financial and other information that has been and will be provided to Purchaser is reasonably accurate. Purchaser acknowledges that such information shall be and remain confidential until the Closing. In the event the transactions contemplated by this Agreement do not close, Purchaser shall return to the Seller all documents previously furnished to Purchaser by the Seller. Purchaser and its agents and representatives hereby agree that they will not divulge or use any confidential or other proprietary information regarding Seller, except to the extent (i) required by law, (ii) otherwise available from third parties, or (iii) previously known to Purchaser from sources other than the Seller.

                  (b) Seller and Jansen shall not divulge or use any confidential or proprietary information regarding the Purchaser, except to the extent (i) required by law, (ii) otherwise available from third parties, or
(iii) previously known to Seller or Jansen from sources other than the Purchaser.

         8.       INTENTIONALLY OMITTED.

         9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                  ------------------------------------------------

                  The obligations of Purchaser hereunder are subject to the following conditions, any of which may be waived in writing by Purchaser:

                  (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Seller and Jansen contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date. All Schedules and all other information furnished to Purchaser pursuant to this Agreement shall be updated by Seller as of the Closing Date.

                  (b) PERFORMANCE OF AGREEMENTS AND CONDITIONS. Seller and Jansen shall have performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by Seller and Jansen, as the case may be, prior to or at the Closing Date.

                  (c) SECRETARY'S CERTIFICATE. Seller shall have delivered to Purchaser a certificate from its Secretary, dated the Closing Date, certifying in such detail as Purchaser may reasonably request to Seller's and Jansen's fulfillment of the conditions specified in subsections (a) and (b) above and such other evidence as to Seller's and Jansen's compliance with the provisions of this Agreement as Purchaser reasonably may request.

                  (d) Intentionally Omitted.

                  (e) INJUNCTION. On the Closing Date there shall not be in effect any injunction, writ, temporary restraining order or any other order of any nature issued by a court or other governmental body or agency of competent jurisdiction directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby.

                  (f) OPTION AGREEMENT. Jansen and Purchaser shall have entered into the Option Agreement.

                  (g) REGISTRATION AGREEMENT. Seller and Purchaser shall have entered into the Registration Agreement.

                  (h) LEASE. Seller and Jansen shall have entered into a lease for adjacent real property (the "Lease") in substantially the form and substance of Exhibit E attached hereto and incorporated herein by reference.

                  (i) INSTRUMENTS OF TRANSFER AND OTHER DOCUMENTS. Seller shall have delivered to Purchaser instruments of transfer which vest in Purchaser good and marketable title to the Shares as required herein, and shall have delivered all other instruments, certificates and other documents required to be delivered hereunder.

                  (j) CONDITION OF BUSINESS AND PROPERTIES. Between the date of this Agreement and the Closing Date, Seller shall have continued to operate its business in its regular and ordinary course, and shall not have suffered a Material Adverse Effect.

                  (k) GOVERNMENTAL APPROVAL. Nothing in this Agreement shall be construed to permit Purchaser to acquire control of Seller (as such term is defined in Nevada Gaming Regulation 16.010(1)) without first obtaining Licensing Approval.

                  (l) Intentionally Omitted.

                  (m) OPINION OF COUNSEL. Purchaser shall have received a legal opinion from Jones, Jones, Close & Brown, Chartered, counsel for Seller and Jansen, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser's counsel.

         (n) DELIVERY OF DOCUMENTS. Seller and Jansen shall have delivered to Purchaser the documents contemplated by Section 13 (a) not otherwise hereinabove specified.

     Seller and Jansen represent and warrant that they have not caused, and they covenant and agree that they shall not cause, any event that would prevent the satisfaction of all of the conditions set forth in this Section 9. Seller and Jansen covenant and agree to take all action reasonably required to satisfy such conditions.

     10. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
         JANSEN

         The obligations of Seller and Jansen hereunder are subject to the following conditions, any of which may be waived in writing by Seller and
Jansen:

         (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of Purchaser contained in this Agreement shall be true and correct on the Closing Date with the same effect as if made on and as of such date.

         (b) PERFORMANCE OF AGREEMENTS AND CONDITIONS. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing Date.

         (c) PRESIDENT'S CERTIFICATE. Purchaser shall have delivered to Seller and Jansen the certificate of Purchaser's Manager or President, dated the Closing Date, certifying in such detail as Seller and Jansen reasonably may request to Purchaser's fulfillment of the conditions specified in subsections
(a) and (b) above and such other evidence as to Purchaser's compliance with the provisions of this Agreement as Seller and Jansen reasonably may request.

         (d) OPINION OF COUNSEL. Purchaser shall have delivered to Seller and Jansen an opinion of Hahn Loeser & Parks, counsel for Purchaser, dated as of the Closing Date, in form and substance reasonably satisfactory to Seller's and Jansen's counsel.

         (e) INJUNCTION. On the Closing Date there shall not be in effect any injunction, writ, temporary restraining order or any order of any nature issued by a court or other governmental body or agency directing that the transactions provided for herein not be consummated as herein provided, nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby.

         (f) DELIVERY OF DOCUMENTS. Purchaser shall have delivered to Seller the documents contemplated by Section 13(b) not otherwise hereinabove specified.

     Purchaser represents and warrants that it has not caused, and it covenants and agrees that it shall not cause, any event that would prevent the satisfaction of all of the conditions set forth in this Section 10. Purchaser covenants and agrees to take all action reasonably required to satisfy such conditions.

     11. INDEMNIFICATION BY SELLER AND JANSEN

         Seller shall and hereby does indemnify and hold Purchaser harmless from and against and in respect of any and all loss, damage and expense incurred by Purchaser, resulting from, arising out of, attributable to, or in any manner connected with:

         (i) Any matter in respect of which Seller shall have made any misrepresentation, breached any warranty made pursuant to this Agreement or failed to fulfill any covenant or agreement on the part of Seller contained in this Agreement or in any Exhibit, Schedule or certificate or other document delivered, or to be delivered, by Seller to Purchaser in connection with this Agreement;

         (ii) Any liability of Seller actual or contingent, current or deferred, not disclosed in the Financial Statements, or any Exhibit or Schedule furnished pursuant hereto; and

         (iii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

     Jansen shall and hereby does indemnify and hold Purchaser harmless from and against and in respect of any and all loss, damage and expense incurred by Purchaser, resulting from, arising out of, attributable to, or in any manner connected with any matter in respect of which Jansen shall have made any misrepresentation, breached any warranty made pursuant to this Agreement or failed to fulfill any covenant or agreement on the part of Jansen contained in this Agreement or in any certificate or other document delivered, or to be delivered, by Jansen to Purchaser in connection with this Agreement and for any and all actions, suits, proceedings, demands, assessments, or judgments, costs and expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

     The indemnification obligations of Seller and Jansen pursuant to this
Section 11 are several and not joint and several.

     If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which Seller and/or Jansen have indemnified Purchaser hereunder, Purchaser promptly shall give notice thereof to Seller and/or Jansen If the matter as to which indemnification may be sought is a claim by a third party, such notice shall be given within thirty (30) days after said claim shall have been presented to Purchaser; otherwise such notice shall be given promptly after Purchaser shall determine that the matter is one as to which indemnification is sought. Unless the parties otherwise agree in writing, Seller and/or Jansen shall defend against all such third-party claims or otherwise satisfy said claims, at their sole cost and expense, through counsel and accountants designated by them and approved by Purchaser, which approval shall not be withheld unreasonably. Purchaser shall have the right to participate with Seller and/or Jansen in the defense of any such matter and shall fully cooperate with and make available to Seller and/or Jansen the business records of Purchaser for said purpose. If Seller and/or Jansen, after receipt of notification from Purchaser of a third-party claim, fail to protest, defend or settle any such third-party claim, demand, suit or proceeding promptly, diligently and in good faith, Purchaser shall have the right at its discretion to settle, defend or pay the same, in which event, Seller's and/or Jansen's indemnity shall extend to and include the amount of said settlement or payment and/or the costs and legal expenses of such defense.

     12. INDEMNIFICATION BY PURCHASER

         Purchaser shall and hereby does indemnify and hold Seller harmless from and against and in respect of any and all loss, damage and expense incurred by Seller, resulting from, arising out of, attributable to, or in any manner connected with:

         (a) Any matter in respect of which Purchaser shall have made any misrepresentation, breached any warranty made pursuant to this Agreement or failed to fulfill any covenant or agreement on the part of Purchaser contained in this Agreement or in any Exhibit, Schedule or certificate or other document delivered, or to be delivered, by Purchaser to Seller in connection with this Agreement; and

         (b) Any and all actions, suits, proceedings, demands, assessments or judgments, costs or expenses (including reasonable legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

     If any event shall occur or any circumstance arises which might give rise to a claim in respect of any matter against which Purchaser has indemnified Seller hereunder, Seller shall give notice thereof to Purchaser within thirty
(30) days after said claim shall have been presented to it and, unless the parties otherwise agree in writing, Purchaser shall defend against said claim or otherwise satisfy said claim, at its sole cost and expense, through counsel and accountants designated by Purchaser and approved by Seller, which approval shall not be unreasonably withheld. Seller shall have the right to participate with Purchaser in the defense of any such matter and shall fully cooperate with and make available to Purchaser the business records of Seller for said purpose. If Purchaser, after receipt of notification from Seller of a thirty-party claim, fails to protest, defend or settle any such third-party claim, demand, suit or proceeding promptly, diligently and in good faith, Seller shall have the right in its discretion to settle, defend or pay the same, in which event, Purchaser's indemnity shall extend to and include the amount of said settlement or payment and/or the costs and legal expenses of such defense.

     13. DOCUMENTS TO BE DELIVERED AT CLOSING

         At the Closing on the Closing Date:

        (a) Seller and/or Jansen shall deliver to Purchaser the following:

            (i)    The Note referred to in Section 2(a);

            (ii)   Certificates representing the Shares being purchased under
                   Section 2(b) and the Option Agreement, if any;

            (iii)  The Deed of Trust and Security Agreement referred to in
                   Section 2(a);

            (iv)   The Option Agreement referred to in Section 2(c);

            (v)    The Registration Agreement referred to in Section 3(a);

            (vi)   The Lease referred to in Section 9(h);

            (vii)  The certificate referred to in Section 9(c);

            (viii) A copy of the Seller's Articles of Incorporation and Bylaws certified as of the Closing Date by the Secretary thereof;

            (ix)   The opinion of counsel referred to in Section 9(m);

            (x) Certified resolutions of Seller's Board authorizing and approving this transaction; and

                (xi) All other instruments not herein specifically provided for but which are reasonably necessary or desirable to effectuate the purpose of this Agreement.




         (b) DELIVERIES BY PURCHASER. Purchaser shall deliver to Seller and/or Jansen, as appropriate, the following:

                (i)   The purchase price due at Closing pursuant to Section 2;

                (ii)  The Option Agreement referred to in Section 2(c);

                (iii) The Registration Agreement referred to in Section 3(a);

                (iv) Certified resolutions of the Manager of Purchaser authorizing this transaction;

                (v)   The certificate referred to in Section 10(c);

                (vi)  The opinion of counsel referred to in Section 10(d); and

                (vii) All other instruments not herein specifically provided for but which are reasonably necessary or desirable to effectuate the purpose of this Agreement.

         14. BROKERAGE

             Each party represents and warrants to the other that except for Brenner Securities, Inc., ("Broker") whose compensation shall be the sole responsibility of Seller, no person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker, agent, finder or originator on behalf of it. Each party ("First Party") agrees to indemnify and hold harmless the other from any claim asserted against such other party for a brokerage or agent's or finder's or originator's commission or compensation in respect of the transaction contemplated by this Agreement by any person (other than Broker as hereinabove provided) purporting to act on behalf of First Party.

             15. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

                 All representations, warranties and agreements made by Seller, Jansen or Purchaser pursuant hereto shall survive for a period of three (3) years from and after the Closing of this transaction. None of the representations, warranties and agreements shall be affected by any investigation at any time made by or on behalf of any of Seller, Jansen or Purchaser.

             16. REGULATORY CONCERNS

                 (a) Purchaser acknowledges and understands that notwithstanding anything to the contrary contained herein if the Commission at any time determines that Purchaser is unsuitable to hold Shares or other securities of Seller, then until such Shares or other securities are owned by persons other than Purchaser, (i) Seller shall not be required or permitted to pay any dividend or interest with regard to such Shares or other securities, (ii) the holder of such Shares or other securities shall not be entitled to vote on any matter as a holder of such Shares or other securities, and such Shares or other securities shall not for any purposes be included in the Shares or other securities of the Company entitled to vote, and (iii) Seller shall not pay any remuneration in any form to the holder of such Shares or other securities.

                 (b) The parties acknowledge that Purchaser and its affiliates will be seeking appropriate Licensing Approval from the Nevada Gaining Authorities, and that no assurance can be given that such Licensing Approval will be issued or when such Licensing Approval may be issued. The Purchaser agrees to file for such Licensing Approval as soon as practicable and to pursue their issuance with reasonable diligence. If Purchaser or its affiliates are (i) found unsuitable, (ii) denied such Licensing Approval or (iii) do not obtain such Licensing Approval on or before the third anniversary of the Closing Date, then, subject to the requirements of the Nevada Gaming Authorities, Seller, upon Purchaser's request, shall on such third anniversary or such earlier time that there is a finding of unsuitability or a denial of such Licensing Approval (i) pay off the indebtedness owing to Purchaser under the Note and/or (ii) redeem the Shares previously purchased by Purchaser from Seller at a price equal to the consideration paid for such Shares by Purchaser. The principal balance of the Note, together with interest owing thereon through the date of the event triggering the payment, shall be paid off within six (6) months following the date of the event triggering payment or such shorter period as may be required by the Nevada Gaming Authorities. The purchase price for the redemption of Shares pursuant to this Section 16(b) shall be paid without interest and shall be paid in twenty-four (24) equal, consecutive monthly installments or such shorter period as may be required by the Nevada Gaming Authorities. The installments shall commence on the first day of the calendar month following the month in which the event triggering payment occurred. Further, in the event that the Gaming Board, pursuant to the ruling letter request described in Section 3(b), requires the transactions contemplated by this Agreement to be unwound, then, subject to the requirements of the Gaining Board, the Note shall be paid off and the Shares shall be redeemed by Seller in accordance with the procedure described above, except that in such event the purchase price for the Shares shall be paid within a six (6) month period or such shorter period as may be required by the Nevada Gaming Authorities.

         17. REIMBURSEMENT OF EXPENSES OF PURCHASER

         Upon the Closing, Seller shall reimburse Purchaser for and/or pay directly on behalf of and in the name of Purchaser, all the fees and expenses of Purchaser's attorneys and accountants' fees incurred in the negotiation and consummation of the transactions contemplated hereby; provided, however, that (i) such fees and expenses shall not include any fees and expenses incurred by Purchaser and its affiliates in connection with obtaining appropriate gaming licenses in Nevada and (ii) such fees and expenses shall not exceed $100,000.

         18. BINDING AGREEMENT

             All of the terms and provisions of this Agreement shall inure to the benefit of, be enforceable by and be binding upon and enforceable against the parties hereto and their respective heirs and personal representatives, successors and assigns; provided, however, that except as specified in Section 27 hereof, none of the parties hereto may assign its rights or duties hereunder. Nothing contained in this Agreement shall confer any rights or remedies upon any other person, firm or corporation.

         19. NOTICES

             Any notice or other communication required or permitted hereunder shall be expressed in writing and delivered in person or sent by certified or registered mail, return receipt requested, or sent by overnight courier service such as Federal Express and confirmed by certified or registered mail, return receipt requested, or sent by facsimile (receipt confirmed) to the respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to the other:

         PURCHASER:   Diversified Opportunities Group Ltd.
                      c/o Jacobs Entertainment Ltd.
                      1231 Main Avenue
                      Cleveland, Ohio 44113
                      Attn: Jeffrey P. Jacobs
                      Fax No.: (216) 861-6315

         Copy To:     Hahn Loeser & Parks
                      3300 BP America Building
                      200 Public
                      Square Cleveland, Ohio 44114
                      Attn: Stephen P. Owendoff, Esq.
                      Fax No.: (216) 241-2824

         SELLER AND
         JANSEN       Boardwalk Casino, Inc.
                      3750 Las Vegas Boulevard South
                      Las Vegas, Nevada 89109
                      Attn: Louis J. Sposato
                      Fax No.: (702) 739-7918

         Copy To:     Jones, Jones, Close & Brown, Chartered
                      3773 Howard Hughes Parkway
                      Third Floor South
                      Las Vegas, Nevada 89109
                      Attn: Gary R. Goodheart, Esq.
                      Fax No.: (702) 737-7705

All notices shall be deemed received on the third business day after mailing or the first business day after delivery to the overnight courier service or the same business day if personally delivered or sent by facsimile.

         20. SECTION HEADINGS

             The section and subsection headings and any table of contents listing the same contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         21. SCHEDULES AND EXHIBITS

             All Schedules and Exhibits referred to in this Agreement are attached hereto and are hereby incorporated herein and made a part hereof.

         22. COUNTERPARTS

             This Agreement may be executed in any one or more counterparts, all of which taken together shall constitute one instrument.

         23. COOPERATION

             Each party shall cooperate and use its best efforts to consummate the transaction contemplated herein. In addition, each party shall cooperate and take such action and execute such other and further documents as reasonably may be requested from time to time after the Closing Date by any other party to carry out the terms and provisions and intent of this Agreement.

         24. GENDER

             Wherever the context of this Agreement so requires or permits, the masculine herein shall include the feminine or the neuter, the singular shall include the plural, and the term "person" shall also include "corporation" or other business entity.

         25. ENTIRE AGREEMENT

             This Agreement contains the entire agreement between the parties hereto, and it is understood and agreed that there are no other covenants, representations or warranties other than those contained herein. This Agreement may not be changed or modified except by a writing duly executed by the parties hereto.

         26. WAIVER OF PROVISIONS

             The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         27. ASSIGNMENT BY PURCHASER.

             Subject to any required approval of the Nevada Gaming Authorities, Purchaser may assign its rights and obligations hereunder, in whole or in part, to one or more corporations, limited liability companies, partnerships, trusts, or other entities which are under common control with, or controlled through equity ownership and/or voting control by, Purchaser or Jacobs; it being acknowledged that any entity in which Jacobs beneficially owns 15% or more of the voting equity securities and is Chairman of the Board and/or Chief Executive Officer constitutes common control.

         28. ARBITRATION.

             If any dispute shall arise among the parties with respect to this Agreement or any of the transactions contemplated hereby, such dispute shall be settled by arbitration pursuant to this Section 28. In such event, either party hereto may serve upon the other party a written notice demanding that the dispute be resolved pursuant to this Section 28. The dispute or claim shall be heard in Chicago, Illinois by one (1) neutral arbitrator, if the parties can agree on the selection of said arbitrator, or if unable to agree, each party shall select (1) arbitrator and the two arbitrators chosen shall select the third arbitrator. If the dispute shall be heard by three (3) arbitrators, one
(1) arbitrator will be selected by the party initiating the arbitration at the time of the submission to arbitration. Within seven (7) days after submission, the other party will select an arbitrator. Within seven (7) days after the first two (2) arbitrators are chosen, the third arbitrator will be selected. The third arbitrator selected shall not have any relationship to either of the parties. The arbitrators shall apply the internal law of the State of Nevada. Said arbitrator(s) shall be sworn faithfully and fairly to determine the question at issue. The arbitrator(s) shall afford to the parties a hearing and the right to submit evidence, with the privilege of cross examination and the right to compel testimony by applying for subpoena powers to appropriate judicial authority, on the question at issue, and shall, with all possible speed, make his/their determination in writing and shall give notice to the parties hereto of such determination. The concurring determination of the arbitrator, if heard by one, or of any two of said three arbitrator(s) shall be binding upon the parties hereto, or, in case no two of the arbitrators shall render a concurring determination, then the determination of the third arbitrator appointed shall be binding upon the parties hereto. The decision of the arbitrators shall be final and binding upon the parties hereto and shall be enforceable in any court having jurisdiction. Any arbitration shall be conducted in accordance with the then prevailing Commercial Rules of the American Arbitration Association, or the successor party thereto from time to time in existence. The fees and expenses of the arbitrator(s) shall be divided equally between the parties so involved. The fees and expenses of the prevailing party's attorneys in any arbitration proceedings shall be borne by the non-prevailing party.

         29. GOVERNING LAW

             This Agreement shall be governed by and construed under the laws of the State of Nevada.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

                                  SELLER:

                                  BOARDWALK CASINO, INC.

                                  By: /s/ Louis Sposato
                                      ------------------------------------------
                                      Title: Secretary/Treasurer

                                  /s/ Norbert W. Jansen
                                  ----------------------------------------------
                                  Norbert W. Jansen, individually and as trustee under an agreement dated July 14, 1993

                                  PURCHASER:

                                  DIVERSIFIED OPPORTUNITIES GROUP
                                  LTD.

                                        By: Jacobs Entertainment Ltd.,
                                              its Manager

                                              By: /s/ Jeffery P. Jacobs
                                                  ------------------------------
                                                  Jeffery P. Jacobs,
                                                  President

                         LIST OF EXHIBITS AND SCHEDULES

                                CONTRACT
EXHIBIT                         REFERENCE                         DESCRIPTION
-------                         ---------                         -----------
  A                               2(a)                            Note A
  B                               2(a)                            Deed of trust and Security Agreement
  C                               2(c)                            Option Agreement
  D                               3(a)                            Registration Agreement
  E                               9(h)                            Lease


                                CONTRACT
SCHEDULE                        REFERENCE                         DESCRIPTION
--------                        ---------                         -----------

  4(c)                            4(c)                            Options
  4(g)                            4(g)                            Liens
  4(i)                            4(i)                            Insurance and Claims
  4(m)                            4(m)                            Investigations and Litigation
  4(n)                            4(n)                            Certain Agreement
  4(s)                            4(s)                            Conduct of Business
  4(t)                            4(t)                            Legal Compliance
  4(o)                            4(o)                            Benefit Plans
  4(v)                            4(v)                            Intellectual Property
  4(w)                            4(w)                            Contracts
